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                                                                EXHIBIT 21
                          DECHERT PRICE & RHOADS

                           30 ROCKEFELLER PLAZA

                         NEW YORK, NEW YORK 10112

                           TEL: (212) 698-3500

                           FAX: (212) 698-3599

                                                        April 22, 1998

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

            Re: SoGen Variable Funds, Inc. (File No. 33-96668)

Dear Sirs:

  The undersigned counsel for SoGen Variable Funds, Inc. (the "Fund") has re-viewed Post-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-1A, and hereby represents that such Post-Effective Amendment No. 2 does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

                                          Very truly yours,

                                                /s/ William Goodwin
                                          -------------------------------------

                                                  WILLIAM GOODWIN